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                                                                    EXHIBIT 99.2


         WRITTEN STATEMENT OF THE CHIEF FINANCIAL OFFICER OF TEAM, INC.
                       PURSUANT TO 18 U.S.C. SECTION 1350


         Solely for the purposes of complying with 18 U.S.C. Section 1350, and subject to the knowledge standard contained therein, I, the undersigned Vice President and Chief Financial Officer of Team, Inc. (the "Company"), hereby certify that the Annual Report on Form 10-K of the Company for the year ended May 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                       /s/ TED W. OWEN
                                       ---------------
                                       Ted W. Owen
                                       August 28, 2002